Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of Pogo Producing Company of our report dated August 5, 2005, relating to the consolidated financial statements of Northrock Resources Ltd., which appears in Pogo Producing Company’s Current Report on Form 8-K filed September 20, 2005. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Calgary, Alberta

November 6, 2006